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                                   EXHIBIT 23

                          CONSENT OF GRANT THORNTON LLP
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We have issued our report dated August 18, 2004, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-KSB/A for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Frankfort First on Forms S-8, regarding the Stock Option Plan effective January 7, 1996, and the Junior Officer Recognition Plan (File No. 333-103668).



GRANT THORNTON LLP


/s/ Grant Thornton LLP


Cincinnati, Ohio
November 9, 2004